Exhibit 99.1

FOR IMMEDIATE RELEASE

Electromed, Inc. Announces Nominations of Kathy Tune and

Joe Galatowitsch as New Independent Directors

Enters into Cooperation Agreement with Summers Value Partners and Announces Formation of Finance and Strategy Committee to Review Value Creation Opportunities

Directors Steve Craney and George Winn to Retire from the Board at Upcoming Annual Meeting

NEW PRAGUE, Minn., September 27, 2021 – Electromed, Inc. (“Electromed” or the “Company”) (NYSE American: ELMD), a leader in innovative airway clearance technologies, today announced that it will nominate two new independent directors, Kathy Tune and Joe Galatowitsch, for election to its Board of Directors at the Company’s Fiscal 2022 Annual Meeting of Shareholders (the “Annual Meeting”), to be held in November. In connection with these nominations, Electromed has entered into a cooperation agreement with Summers Value Partners LLC (“Summers Value Partners”), an investment firm that beneficially owns approximately 5.9% of Electromed’s outstanding common stock.

As part of the agreement, Electromed will form a Finance and Strategy Committee of the Board that will be responsible for, among other things, making recommendations to the Board with respect to the Company’s strategy and value creation opportunities, including strategic growth and long-term business plans, research and development, capital allocation and M&A. The new Finance and Strategy Committee of the Board will be formed immediately following the Annual Meeting and will be chaired by Ms. Tune.

Steve Craney and George Winn, both current directors, have informed the Company of their intention to retire from the Board and their respective terms will expire as of the Annual Meeting. With these changes, the Electromed Board will continue to have seven directors following the Annual Meeting, four of whom will have joined in the past three years and a majority of whom will be women. The Board will elect a new independent Chair of the Board immediately following the Annual Meeting.

“The Electromed Board is committed to ongoing refreshment and ensuring that its directors possess the qualifications and experience needed to drive Electromed’s growth and strategic execution well into the future,” said Mr. Craney, Chairman of the Board. “Both Kathy and Joe possess unique insights and expertise in the healthcare and medical technology markets, and we are confident they will add valuable perspectives as Electromed continues its work to capitalize on the significant untapped market opportunity. On behalf of George and I, it has been a pleasure to have worked with so many talented colleagues and we are proud of all that the Company has accomplished over the past decade.”

“Together, Kathy and Joe bring proven track records of growing businesses and highly relevant experience in areas that are of strategic importance to Electromed, including corporate board service, medical technology management, commercial execution, global market development, investment and capital markets, and investor relations,” said Greg Fluet, director and Chair of the Board’s Nominating and Governance Committee. “At Electromed, we are committed to adding directors with complementary skills and capabilities that contribute toward Electromed’s continued growth and generation of shareholder value. These appointments further advance our Board refreshment efforts and reflect valuable feedback from our shareholders, and we appreciate Summers Value Partners’ input during this thoughtful process.”

“On behalf of the entire Board and management team, I would like to thank Steve and George for their decades of service as directors of Electromed,” said Kathleen Skarvan, President and Chief Executive Officer of Electromed. “They each made many valuable contributions during their tenures, helping to oversee the Company’s efforts to deliver revenue growth, profitability and product innovation. Today, Electromed has a proven growth strategy, which is driving double-digit revenue growth, profitability and strong cash flows. I look forward to working alongside Kathy, Joe and my other fellow Board members as well as management to build on this momentum.”

Andrew Summers, Founder and Managing Member of Summers Value Partners, said, “We appreciate the constructive dialogue we have had with the Electromed Board and management team and are confident that the changes announced today will help Electromed focus on the goal of enhancing value for all shareholders. With a refreshed Board and newly formed Finance and Strategy Committee, we believe that Electromed is poised for continued growth and value creation.”

Pursuant to the cooperation agreement, Summers Value Partners agreed to withdraw its director nominations previously submitted to the Company and support the Board’s full slate of directors at the Annual Meeting. Summers Value Partners has also agreed to customary standstill and voting commitments, among other provisions. The full agreement between Summers Value Partners and Electromed will be filed on a Form 8-K with the U.S. Securities and Exchange Commission.

About Kathleen A. Tune

Kathleen Tune has over 25 years of investing and business experience. Her background includes venture capital and growth equity investing, corporate strategy, business development, investment and capital markets, investor relations and finance, sales, marketing and reimbursement strategies. Ms. Tune currently serves as the Chief Financial Officer, Chief Operating Officer and Board Chair of Marani Health, Inc., a leading development stage maternal and fetal health company. Ms. Tune is also a Managing Partner with Capita3, an early stage venture capital fund focused on women led healthcare startup founders. In addition, Ms. Tune founded and manages the healthcare investment firm Fourth Element Capital, investing in healthcare technology companies.

Ms. Tune is a former partner at Thomas, McNerney & Partners where she led and managed an investment portfolio with a primary focus in healthcare technologies. Before that, Ms. Tune was a healthcare equity analyst with Piper Sandler and served as a product development manager with Solvay, S.A. leading high-profile projects developing vaccines for the prevention of viral infections.

Ms. Tune currently serves on the corporate boards of Marani Health, Inc., Visura Technologies, Inc. and Agitated Solutions, Inc. She has previously served on the boards of a number of healthcare technology companies, including VertiFlex, Inc., CAS Medical Systems, Inc. (Nasdaq: CASM), Galil Medical Ltd Endogenex, Inc. and Softscope Medical Technologies, Inc.

Ms. Tune holds an M.S. degree in Veterinary Microbiology from the University of Minnesota and an MBA from the University of Minnesota’s Carlson School of Management, where she was a Robert and Gail Buuck Scholar. She also holds a B.S. in Biochemistry and Microbiology from Minnesota State University, where she graduated with honors.

About Joseph L. Galatowitsch

Joseph Galatowitsch has four decades of experience in medical technology management, commercial execution, global market development, marketing and business strategy, management, strategic planning, consulting and sales. Mr. Galatowitsch most recently served as a Partner and Medtech practice leader at Guidehouse Consulting, previously known as Navigant, from September 2016 through September 2020.

Prior to Guidehouse, Mr. Galatowitsch co-founded and served as President of Dymedex Consulting, LLC from 2008 to 2016. Mr. Galatowitsch grew Dymedex to become the leading medical technology consulting firm in the field of market assessment and market development strategy and planning. Prior to Dymedex’s acquisition by Guidehouse Consulting in 2016, Mr. Galatowitsch had pioneered and provided new-to-the-world conceptual frameworks for assessing opportunities and driving clinical adoption of disruptive new medical technologies. He was also responsible for developing a best-in-class market model that was proven to be highly effective in predicting market response to market development investments and strategies.

Mr. Galatowitsch also held various senior positions at Medtronic PLC and 3M Company. At Medtronic, he led and coordinated global market development efforts in Medtronic’s cardiac rhythm management division, contributing to a dramatic increase in penetration of implantable defibrillators and pacemakers in the U.S. and most international markets. Notably, Mr. Galatowitsch organized a team and developed the first successful company-wide organizational change initiative to establish Patient Access Acceleration (PAA) as the global standard market development process across Medtronic. He previously served on the Board of Medical Alley, formerly known as LiveScience Alley, which is the Global Epicenter of Health Innovation and Care® and is the birthplace of implantable medical technology, collaborative care delivery and innovative health plan models.

Mr. Galatowitsch holds a B.S. in Biomedical Engineering from Marquette University, where he graduated with honors, and an MBA in Marketing from University of St. Thomas’s Opus College of Business.

About Electromed, Inc.

Electromed manufactures, markets, and sells products that provide airway clearance therapy, including the SmartVest® Airway Clearance System, to patients with compromised pulmonary function. The Company is headquartered in New Prague, Minnesota and was founded in 1992. Further information about Electromed can be found at www.smartvest.com.

Forward Looking Statements

Certain statements in this press release constitute forward-looking statements for purposes of the Safe Harbor provisions under the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “will,” and similar expressions, but they are not the exclusive means of identifying such statements. Forward-looking statements cannot be guaranteed, and actual results may vary materially due to the uncertainties and risks, known or unknown associated with such statements. Examples of risks and uncertainties for the Company include, but are not limited to, the duration, extent and severity of the COVID-19 pandemic, including its effects on our business, operations and employees as well as its impact on our customers and distribution channels and on economies and markets more generally; the competitive nature of our market; changes to Medicare, Medicaid, or private insurance reimbursement policies; changes to state and federal health care laws; changes affecting the medical device industry; our ability to develop new sales channels for our products such as the homecare distributor channel; our need to maintain regulatory compliance and to gain future regulatory approvals and clearances; new drug or pharmaceutical discoveries; general economic and business conditions; our ability to renew our line of credit or obtain additional credit as necessary; our ability to protect and expand our intellectual property portfolio; the risks associated with expansion into international markets, as well as other factors we may describe from time to time in the Company’s reports filed with the Securities and Exchange Commission. Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this press release. We undertake no obligation to update such statements in light of new information or future events.

Additional Information and Where to Find It

Electromed will file a proxy statement and associated WHITE proxy card in connection with the solicitation of proxies for the Annual Meeting. The proxy statement, any other relevant documents, and other materials filed with the SEC concerning Electromed are (or will be, when filed) available free of charge at http://www.sec.gov and http://investors.smartvest.com. Shareholders should read carefully the proxy statement and any other relevant documents that Electromed files with the SEC when they become available before making any voting decision because they contain important information.

Participants in the Solicitation

Electromed, its directors, and certain of its executive officers are or may become participants in the solicitation of proxies from Electromed shareholders in connection with the Annual Meeting. Information regarding the names of our directors and executive officers and their respective interests in Electromed, by security holdings or otherwise, is set forth in the proxy statement for Electromed’s Fiscal 2021 Annual Meeting of Shareholders, filed with the SEC on September 29, 2020. To the extent our directors and executive officers or their holdings of Electromed securities have changed from the amounts disclosed in that proxy statement, to the Company’s knowledge, such changes have been reflected on subsequent reports filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended.

Contacts
Electromed, Inc.
Mike MacCourt, Chief Financial Officer
(952) 758-9299
investorrelations@electromed.com

The Equity Group Inc.
Kalle Ahl, CFA
(212) 836-9614
kahl@equityny.com

Devin Sullivan
(212) 836-9608
dsullivan@equityny.com